Exhibit 99.2

Product and Segment Revenues
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Product revenues:
Loop Access	$38,886	$51,728	$86,509	$99,425
Carrier Systems	56,210	57,684	98,939	108,886
Business Networking	26,432	21,771	46,444	42,757
Total	$121,528	$131,183	$231,892	$251,068

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$31,391	$31,309	$53,610	$59,911
Optical Access (included in Carrier Systems)	13,514	13,383	24,166	24,549
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	20,427	15,986	35,742	30,899
Total Growth Products	65,332	60,678	113,518	115,359
Percentage of Total Revenue	54%	46%	49%	46%

HDSL (does not include T1) (included in Loop Access)	34,349	45,348	77,270	87,298
Other Products	21,847	25,157	41,104	48,411
Total Traditional Products	56,196	70,505	118,374	135,709
Percentage of Total Revenue	46%	54%	51%	54%

Total	$121,528	$131,183	$231,892	$251,068

Segment Revenues:
Carrier Networks	$91,766	$104,591	$178,850	$199,063
Enterprise Networks	29,762	26,592	53,042	52,005
Total	$121,528	$131,183	$231,892	$251,068

Sales by Geographic Region:
United States	$115,085	$123,422	$218,503	$236,861
International	6,443	7,761	13,389	14,207
Total	$121,528	$131,183	$231,892	$251,068